UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2026

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41816	88-1513509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd
.,
Fort Lawn
,
SC
29714
(Address of principal executive offices) (Zip Code)

(
916
)
573-3803
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “
Report
”) amends the Current Report on Form 8-K filed on August 10, 2026 (the “
Original Report
”) by Northann Corp. (“
we
”, “
our
”, “
us
” and the “
Company
”) disclosing that LAO Professionals (the “
Auditor
”) resigned as our independent registered public accounting firm.

This Report is being filed to disclose that we have received a copy of a letter from the Auditor regarding the disclosures in the Original Report, and are filing a copy of this letter pursuant to Regulation S-K Item 304(a)(3).

Except as disclosed herein, there were no other changes to the Original Report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

We have furnished a copy of the disclosures in Items 4.01 and 4.02 of this Report to the Auditor and requested that the Auditor furnish us with a letter addressed to the SEC stating whether they agree with the statements made by us in Items 4.01 and 4.02 and if they do not agree, stating the respects in which they do not agree. On August 21, 2026, we received a such a letter from the Auditor, and we are filing it as Exhibit 16.1 to this Report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information set forth in Item 4.01 is hereby incorporated by reference into this Item 4.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from LAO Professionals, dated August 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: August 24, 2026	By:	/s/ Bradley C. Lalonde
	Name:	Bradley C. Lalonde
	Title:	Chairman of the Board

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